Exhibit 23






               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






      As independent public accountants, we hereby consent to the incorporation of our report dated February 10, 1999 on the financial statements of Alabama Power Company, included in this Form 8-K, into Alabama Power Company's previously filed Registration Statement File Nos. 33-61845 and 333-67453.




/s/ Arthur Andersen

Birmingham, Alabama
February 26, 1999


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